EXHIBIT 11

                               TALK VISUAL CORPORATION

COMPUTATION OF WEIGHTED AVERAGE  COMMON STOCK SHARES OUTSTANDING

                                                              Three Months    Six Months
                                                 Total Number    Ended          Ended
                                                 of Shares    Sept 30, 2000 Sept 30, 2000
                                                 ------------ ------------- -------------
Outstanding shares as of January 1, 2000          32,060,977   32,060,977    32,060,977

Issuance of shares to former employee 01/14/00        10,000       10,000         9,524
Private placements on 01/31/00                     1,979,284    1,979,284     1,761,780
Exercise of options on 01/31/00                      150,000      150,000       133,516
Preferred stock exchange on 02/24/00               1,150,000    1,150,000       922,527
Exercise of options on 02/28/00                       50,000       50,000        39,377
Preferred stock exchange on 03/03/00               2,000,000    2,000,000     1,545,788
Exercise of options on 03/14/00                      450,000      450,000       329,670
Exercise of options on 03/16/00                      450,000      450,000       326,374
Debt exchange on 03/23/00                            100,000      100,000        69,963
Issue of common shares for services on 03/27/00       45,000       45,000        30,824
Private placements on 03/27/00                     2,262,038    2,262,038     1,549,455
Preferred stock exchange on 04/18/00               2,170,590    2,170,590     1,311,895
Preferred stock exchange on 05/01/00               1,000,000    1,000,000       556,777
Preferred stock exchange on 05/30/00               1,348,202    1,348,202       607,432
Preferred stock exchange on 06/14/00               1,000,000    1,000,000       395,604
Issue of common shares for services on 06/29/00      157,250      157,250        53,569
Exercise of options on 06/29/00                      841,935      841,935       286,813
Private placements on 06/29/00                     3,412,968    3,412,968     1,162,659
Private placements on 07/17/00                     1,707,433    1,391,929       469,075
Preferred stock exchange on 07/17/00               1,848,583    1,506,997       507,852
Preferred stock exchange on 07/24/00               2,000,000    1,478,261       498,168
Acquisition of stores on 07/20/00                  1,066,718      834,823       281,332
Preferred stock exchange on 08/28/00               1,000,000      358,696       120,879
Exercise of options on 08/28/00                    1,750,000      627,717       211,538
Private placements on 08/30/00                       140,647       47,392        15,971
Private placements on 09/22/00                       237,042       20,612         6,946
Equity issue with EnterTech Media 09/27/00         3,000,000       97,826        32,967
Private placements on 09/29/00                       811,249        8,818         2,972
Issue of common shares for services on 09/29/00        2,500           27             9
                                                  ----------   ----------    ----------

Total Weighted Average Shares Outstanding         64,202,416   57,011,342    45,302,236
                                                  ==========   ==========    ==========

Net Loss before extraordinary item                            $(1,378,625)  $(3,577,859)
Extraordinary item                                                      -       122,347
                                                               ----------    ----------
Net Loss after extraordinary item                             $(1,378,625)  $(3,455,512)
                                                               ==========    ==========

Net loss per common share before extraordinary item           $     (0.02)  $     (0.08)
Extraordinary item                                                      -          0.00
Net Loss per common share (1)                                 $     (0.02)  $     (0.08)

(1) The effect of common stock options and warrants are excluded from diluted earnings per share as their inclusion would be anti-dilutive for the three month and nine month periods ending September 30, 2000.